SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                         Amendment #1 To Current Report



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                   June 24, 1998



                      CENTIGRAM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                    94-2418021
------------------------------       ------------------------------------------
  (State of Incorporation)             (I.R.S. Employer Identification Number)


                                     0-19558
                          ----------------------------
                            (Commission File Number)


                              91 EAST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
          (Address of principal executive offices, including zip code)

                                 (408) 944-0250
              (Registrant's telephone number, including area code)


                                       N/A
             (Former name or address, if changed since last report)

             INFORMATION TO BE INCLUDED IN REPORT

     This Form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on June 24, 1998 (the "Original Form 8-K") by including the financial information referred to below.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(a)  Financial Statements of Business Acquired.
     The audited financial statements of The Telephone Connection, Inc. ("TTC") as of and for the years ended December 31, 1997 and December 31, 1996 and unaudited financial information as of and for the three months ended March 31, 1998 and 1997.

(b)  Pro Forma Financial Information.
     The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet at May 2, 1998, and the Unaudited Pro Forma Combined Condensed Statements of Operations for the six months ending May 2, 1998, and for the twelve months ended November 1, 1997 reflect the sale of the CPE business unit ("CPE") on May 8, 1998 to Mitel Corporation and the purchase of substantially all of the assets of TTC as of June 24, 1998.

     The Unaudited Pro Forma Combined Condensed Balance Sheet reflects the elimination of the assets sold and the liabilities incurred, assuming the CPE sale transaction and the TTC asset purchase transaction had occurred on May 2, 1998.

     The Unaudited Pro Forma Combined Condensed Statements of Operations reflects the elimination of net revenue, cost of sales, and operating expenses related to the CPE sale and also reflects the addition of operating expenses related to the TTC asset purchase and assumes that these transactions were completed at the beginning of each reporting period.

     The unaudited pro forma financial information is not necessarily indicative of the results or financial position that would actually have been reported had the sale and purchase transactions underlying the pro forma adjustments actually been consummated on such dates nor is it necessarily indicative of future operating results or financial position.

(c)  Exhibits.
     The following exhibits are filed herewith:

2.1*   Asset Purchase Agreement dated as of June 20, 1998 by and among
Centigram Communications Corporation, TTCI Acquisition Corp. and The Telephone Connection, Inc.

- - - - - - - - - - - - - -
* Previously filed.







                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CENTIGRAM COMMUNICATIONS CORPORATION
                          (Registrant)



                          /s/  Thomas E. Brunton

                          Thomas E. Brunton
                          Senior Vice President and Chief Financial Officer



                          Date:   September 2, 1998


































REPORT OF INDEPENDENT AUDITORS
THE SHAREHOLDERS
THE TELEPHONE CONNECTION, INC.


We have audited the accompanying balance sheets of The Telephone Connection, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Telephone Connection, Inc. at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP

                                       /s/ Ernst & Young LLP


Washington, D.C.
July 15, 1998



















The Telephone Connection, Inc.
Balance Sheets


                                                  March 31,   December 31, December 31,
(In thousands)                                      1998         1997         1996
-----------------------------------------------  -----------  -----------  -----------
                                                 (UNAUDITED)


ASSETS
Current assets:
   Cash and cash equivalents..................          $26         $107          $31
   Accounts receivable .......................            3            4          313
   Inventory..................................          125          125          243
   Prepaid expenses...........................            4           22           18
                                                 -----------  -----------  -----------
       Total current assets...................          158          258          605
Loan acquisition costs, net...................            2            3            6
Property, equipment, and leasehold
   improvements, net of accumulated
   depreciation and amortization of $767,
   $699 and $768, respectively................          640          704          597
Patents, net of accumulated amortization
   of $110, $106 and $88, respectively........          234          238          257
Security Deposits.............................            2            2            1
                                                 -----------  -----------  -----------
                                                     $1,036       $1,205       $1,466
                                                 ===========  ===========  ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses......           $9          $18         $135
   Other liabilities..........................           30           39           14
   Loan payable - stockholders................        2,775        2,850         --
   Line of credit.............................         --           --            514
   Deferred revenue - current.................          158          234          614
                                                 -----------  -----------  -----------
      Total current liabilities...............        2,972        3,141        1,277
   Deferred revenue -long-term................         --              6          192
Stockholders' deficit:
   Common stock: $0.01 par value, 10,000
    shares authorized; 802 shares issued and
    outstanding and additional paid-in capital        2,715        2,715        2,715
   Retained deficit...........................       (4,651)      (4,657)      (2,718)
                                                 -----------  -----------  -----------
      Total stockholders' deficit.............       (1,936)      (1,942)          (3)
                                                 -----------  -----------  -----------
                                                     $1,036       $1,205       $1,466
                                                 ===========  ===========  ===========

  See accompanying notes.

The Telephone Connection, Inc.
Statements of Operations

                                                    Three        Three
                                                   Months       Months
                                                   Ended        Ended       Year Ended   Year Ended
                                                  March 31,    March 31,    December     December
(In thousands)                                      1998         1997       31, 1997     31, 1996
-----------------------------------------------  -----------  -----------  -----------  -----------
                                                 (Unaudited)  (Unaudited)
Net revenue
  Sales of base units, service nodes and
   port expansion  modules....................      $  --           $359         $359       $2,684
  Costs of goods sold.........................           (8)        (133)        (179)      (1,169)
                                                 -----------  -----------  -----------  -----------
Gross profit..................................           (8)         226          180        1,515
Software support .............................          268           57          244          238
Hardware warranty and maintenance ............          384          134          529          239
Other income .................................            9           30           62           75
Interest income ..............................            2            1            4            5
                                                 -----------  -----------  -----------  -----------
                                                        655          448        1,019        2,072
General and administrative expenses...........         (649)        (663)      (2,958)      (2,438)
                                                 -----------  -----------  -----------  -----------
Income (loss) before income taxes.............            6         (215)      (1,939)        (366)
Income taxes..................................         --           --           --           --
                                                 -----------  -----------  -----------  -----------
Net income (loss).............................           $6        ($215)     ($1,939)       ($366)
                                                 ===========  ===========  ===========  ===========

  See accompanying notes.















The Telephone Connection, Inc.
Statements of Stockholders' Deficit

                                                   Common                     Total
                                                  Stock and                  Common
                                                 Additional                  Stock
                                                   Paid-in     Retained    Stockholders'
(In thousands)                                     Capital      Deficit      Deficit
-----------------------------------------------  -----------  -----------  -----------

Balance at January 1, 1996 ...................       $2,715      ($2,352)        $363
Net loss......................................         --           (366)        (366)
                                                 -----------  -----------  -----------
Balance at December 31, 1996                          2,715       (2,718)          (3)
Net loss......................................         --         (1,939)      (1,939)
                                                 -----------  -----------  -----------
Balance at December 31, 1997                         $2,715      ($4,657)     ($1,942)
Net income....................................         --              6            6
                                                 -----------  -----------  -----------
Balance at March 31, 1998 (Unaudited)........        $2,715      ($4,651)     ($1,936)
                                                 ===========  ===========  ===========

See accompanying notes.


The Telephone Connection, Inc.
Statements of Cash Flows

                                                    Three        Three
                                                   Months       Months
                                                   Ended        Ended       Year Ended   Year Ended
                                                  March 31,    March 31,    December     December
(In thousands)                                      1998         1997       31, 1997     31, 1996
-----------------------------------------------  -----------  -----------  -----------  -----------
                                                 (Unaudited)  (Unaudited)
Cash flows from operations....................
  Net income (loss)...........................           $6        ($215)     ($1,939)       ($366)
  Depreciation and amortization...............           69           30          330          240
  Accounts receivable.........................         --            (49)         309           40
  Inventory...................................         --            118          118          116
  Prepaid expenses............................           18           14           (4)         (15)
  Security deposits...........................         --           --           --              3
  Accounts payable and accrued expenses.......           (9)         (98)        (117)         (79)
  Other liabilities...........................           (9)         (11)          25          (75)
  Deferred revenue............................          (82)         (67)        (566)         327
                                                 -----------  -----------  -----------  -----------
                                                         (7)        (278)      (1,844)         191
Cash flows from financing: .................
  Loan acquisition costs......................            1         --             (4)         (10)
  Proceeds from loan payable - stockholder....          (75)        --          2,850         --
  Advance(repayments) of line of credit.......         --            275         (514)         314
                                                 -----------  -----------  -----------  -----------
                                                        (74)         275        2,332          304
Cash flows for investing:...................
  Additions to property, equipment, and
   leasehold improvements.....................         --            (67)        (412)        (546)
  Additions to patents........................         --           --           --            (31)
                                                 -----------  -----------  -----------  -----------
                                                       --            (67)        (412)        (577)
Net change and equivalents:.................            (81)         (70)          76          (82)
  Cash and cash equivalents, beginning
    of period.................................          107           31           31          113
                                                 -----------  -----------  -----------  -----------
Cash and cash equivalents, end of period....            $26         ($39)        $107          $31
                                                 ===========  ===========  ===========  ===========

Supplemental disclosure of cash flow
    information:
   Cash paid for interest......................         $82          $20         $136          $73


See accompanying notes.


The Telephone Connection, Inc.
Notes to Financial Statements


ORGANIZATION
     The Telephone Connection, Inc. ("TTC") is a supplier of computer hardware and proprietary software to the telecommunications industry. TTC's sources of revenue include sales of hardware and software, royalty fees for the use of its software and software support and hardware warranty and maintenance services. One customer accounted for more than 94 percent and 96 percent of revenue in 1997 and 1996, respectively.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Revenue Recognition   Revenue is recognized for license fees and royalty
fees when earned. Revenue is recognized for sales of hardware and software when installed by TTC personnel. A portion of the sales price for the hardware and software is allocated to one year of software support and two years of hardware warranty and maintenance that is included with each sale. Revenue is recognized for support and warranty and maintenance services over the respective terms of service. In October 1997, Statement of Position ("SOP") 97-2, Software Revenue Recognition, was issued. SOP 97-2 is effective for fiscal years beginning after December 15, 1997 and clarifies rules of revenue recognition related to customer acceptance, upgrades and post-contract customer support. SOP 97-2 is not expected to have a material impact on the Company's results of operations.

     Software Development Costs   No software development costs have been
capitalized to date. Under TTC's current practices of developing new products and enhancements, the technological feasibility of the underlying software is not established until substantially all related production development is complete and the product is released for production.

     Patents   All legal costs incurred to acquire both domestic and
international patents have been capitalized and are being amortized on the straight-line basis over the estimated useful life of 17 years. Legal costs to maintain and enforce existing patents are deducted currently.

     Inventory   Inventory consists primarily of hardware parts that have not yet been installed at customer locations and is stated at the lower of cost or market. Cost is determined by the specific identification method.

       Deferred Revenue   TTC reflects the unearned portion of the percentage
of the sales price for its service nodes and port expansion modules allocable to its services-$100 per port for one year's software support and $400 per port for two years' hardware warranty and maintenance- as deferred revenue on the accompanying balance sheets. The current portion of deferred revenue is that portion of revenue that will be recognized over the next twelve months.

     Research and Development   Research and development costs consist of
payroll expenditures incurred during the course of planned research and investigation aimed at developing new products or processes. The Company expenses all research and development costs as they are incurred. Research and development costs of $870,000 and $700,000 were incurred during 1997 and 1996, respectively, and are included in general and administrative expenses.


     Income Taxes No provision is made for federal or state income taxes as TTC has elected to be taxed under Subchapter S of the Internal Revenue Code, whereby each stockholder reports on their individual income tax return their share of TTC's taxable income.

     Property, Equipment and Leasehold Improvements   Property and equipment
are recorded at cost and are depreciated using a straight-line method over the estimated useful lives of the assets, ranging from five to seven years. The leasehold improvements are recorded at cost and are amortized using a straight-line method over the term of the lease.

     Benefit Plans   The Company has established a 401(k) plan for the benefit
of substantially all of its employees. At the discretion of the Board of Directors, the Company can elect to make a contribution to the plan. The Company did not make any contributions to the 401(k) plan in either 1997 or 1996.

     Use of Estimates   The preparation of financial statements in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS
     As of December 31, 1997, property, equipment, and leasehold improvements are comprised of the following:

                                                              Accumulated
                                                              Depreciation/
(In thousands)                                      Cost      Amortization     Net
-----------------------------------------------  -----------  -----------  -----------
Furniture....................................           $75          $42          $33
Computer equipment...........................         1,179          597          582
Leasehold improvements.......................           149           60           89
                                                 -----------  -----------  -----------
                                                     $1,403         $699         $704
                                                 ===========  ===========  ===========

Depreciation and amortization expense in 1997 and 1996 was $330,000 and $240,000, respectively





DEBT
     Loan Payable - Stockholders   In 1997, TTC entered into a loan agreement
with its principal stockholder in the total amount of $2,850,000. The funds have been borrowed by the stockholder from NationsBank. The NationsBank loans mature September 1, 1998 and bear interest at 0.25% over prime. In connection with the sale of TTC subsequent to year-end (see Subsequent Event note), the loan was repaid.

     Line of Credit   In 1996, TTC entered into a line of credit agreement with
NationsBank in the amount of $2,000,000. The line of credit matured on October 1, 1997, with an interest rate of 0.25% over prime. At December 31, 1996, the outstanding balance was $514,000. The line of credit was repaid in 1997.

COMMITMENTS AND CONTINGENCIES
     Operating Leases   TTC has entered into operating lease agreements for its
office space and certain equipment. The office space lease commenced on June 21, 1996 and provides for payments of $12,620 per month, adjusted annually for increases in the Consumer Price Index, for 60 months. The lease provides for an option to terminate the lease after the 36th month for a lump sum payment of $49,054. Two of TTC's principal stockholders have provided a limited guarantee to the landlord.

     The following is a summary of the future minimum lease payments as of December 31, 1997 (in thousands):

                  1998.....................                         $164
                  1999.....................                          160
                  2000.....................                          160
                  2001.....................                           66
                                                              -----------
                                                                    $550
                                                              ===========

     Rental expense in 1997 and 1996 was $142,000 and $106,000, respectively.

INCENTIVE STOCK PLAN
     TTC has adopted an Incentive Stock Option Plan whereby key employees of TTC receive options to purchase the common stock of TTC over a ten-year period for a purchase price equal to the fair market value of the stock at the time the options were granted. All options are subject to a four-year vesting schedule. As of December 31, 1997 and 1996, there were options for 279 and 236 shares outstanding, respectively, and options for 300 shares authorized.

     TTC has adopted SFAS No. 123, Accounting for Stock-Based Compensation. Under the Company's method of adopting SFAS No. 123, it has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees, and related
interpretations in accounting for its plans.   Accordingly, no compensation
expense has been recognized for its stock option plans because stock options are generated with an exercise price equal to the fair value of the stock on the grant date. Had compensation cost for TTC's stock option plans been determined based upon the fair value of the options at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123, TTC's 1997 and 1996 net loss would not have been materially affected.


SUBSEQUENT EVENT
     On June 24, 1998, the Company sold substantially all of its assets to Centigram Communications Corporation in an all-cash transaction for approximately $11.2 million. In connection with this sale, the loan payable to stockholders was repaid and all stock options became 100% vested.







IMPACT OF YEAR 2000 (UNAUDITED)
     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's products or computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company has evaluated its computer systems and believes that they are Year 2000 compliant, and that there will be no material impact on the Company's results of operations, capital spending or business operations.













































ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
           AND EXHIBITS  (continued)

(b)  Pro Forma Financial Information.

SALE OF CPE BUSINESS UNIT
     The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet at May 2, 1998, and the Unaudited Pro Forma Combined Condensed Statements of Operations reflect the sale of the CPE business unit ("CPE") of Centigram Communications Corporation ("Centigram", "The Company") on May 8, 1998 to Mitel Corporation, ("Buyer"). The Company received cash of approximately $26.8 million in this transaction.

     The Unaudited Pro Forma Combined Condensed Balance Sheet reflects the elimination of the assets sold and the liabilities incurred, assuming the sale transaction had occurred on May 2, 1998. The Unaudited Pro Forma Combined Condensed Statements of Operations reflect the elimination of net revenue, cost of sales, and operating expenses related to the CPE business unit and assumes that the sale transaction was completed at the beginning of the relevant reporting period.

PURCHASE OF TTC
     The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet at May 2, 1998 and the Pro Forma Combined Condensed Statements of Operations for the six months ended May 2, 1998 and the twelve months ended November 1, 1997, reflect the purchase of substantially all of the assets of The Telephone Connection, Inc. ("TTC") on June 24, 1998 for cash of approximately $11.6 million, including transaction expenses.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects Centigram as of May 2, 1998, with the acquired assets of TTC as if the purchase transaction had occurred on that date. The Unaudited Combined Condensed Statement of Operations for the six months ended May 2, 1998, gives effect to the combination of Centigram and TTC by combining the results of operations of Centigram for the six months ended May 2, 1998 with the results of operations of TTC for the six months ended March 31, 1998. The Unaudited Combined Condensed Statement of Operations for the year ended November 1, 1997, gives effect to the combination of Centigram and TTC by combining the results of operations of Centigram for the year ended November 1, 1997 with the results of operations of TTC for the year ended September 30, 1997.

     The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that would actually have been reported had the sale transaction and the purchase transactions underlying the pro forma adjustments actually been consummated on such dates nor is it necessarily indicative of future operating results or financial position.









Centigram Communications Corporation
Pro Forma Combined Condensed Balance Sheet (Unaudited)
May 2, 1998

                                                 Centigram      Less:        Plus:       Total As
(In thousands)                                  Consolidated     CPE          TTC        Adjusted
----------------------------------------------- ------------ ------------ ------------ ------------
                                                    (a)          (b)          (c)          (d)

ASSETS
Current assets:
   Cash and short-term investments............      $46,390      $26,849     ($11,151)     $62,088
   Trade receivables,net .....................       18,031       (3,778)        --         14,253
   Inventories................................        8,399       (2,900)        --          5,499
   Other current assets.......................        1,543          (74)           7        1,476
                                                ------------ ------------ ------------ ------------
       Total current assets...................       74,363       20,097      (11,144)      83,316
Property and equipment, net...................       10,178       (3,027)         588        7,739
Intangible assets, net........................        1,332         (382)       2,563        3,513
Deposits and other assets.....................        2,523          (63)        --          2,460
                                                ------------ ------------ ------------ ------------
                                                    $88,396      $16,625      ($7,993)     $97,028
                                                ============ ============ ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable............................      $6,555         $393      $  --         $6,948
   Accrued compensation........................       4,060         (192)        --          3,868
   Accrued income taxes........................        --          1,100         --          1,100
   Accrued expenses, warranty and
    other liabilities..........................       6,424        1,756          407        8,587
                                                ------------ ------------ ------------ ------------
      Total current liabilities................      17,039        3,057          407       20,503

Commitment and contingencies

Stockholders' equity
   Common stock and capital in excess
      of par value.............................      90,826         --           --         90,826
   Treasury stock, at cost.....................      (2,333)        --           --         (2,333)
   Accumulated deficit.........................     (17,292)      13,568       (8,400)     (12,124)
   Other.......................................         156         --           --            156
                                                ------------ ------------ ------------ ------------
      Total stockholders' equity...............      71,357       13,568       (8,400)      76,525
                                                ------------ ------------ ------------ ------------
                                                    $88,396      $16,625      ($7,993)     $97,028
                                                ============ ============ ============ ============

See Pro Forma notes.





Centigram Communications Corporation
Pro Forma Combined Condensed Statements of Operations (Unaudited)
Six Months Ended May 2, 1998

                                                 Centigram      Less:        Plus:       Total As
(In thousands)                                  Consolidated     CPE          TTC        Adjusted
----------------------------------------------- ------------ ------------ ------------ ------------
                                                    (a)          (b)          (c)          (d)
Net revenue...................................      $39,360      $11,376         $824      $28,808

Cost and expenses:
  Costs of goods sold.........................       19,224        5,272          475       14,427
  Research and development....................       10,087        1,738        1,028        9,377
  Selling, general and administrative.........       21,822        4,046          327       18,103
                                                ------------ ------------ ------------ ------------
                                                     51,133       11,056        1,830       41,907
                                                ------------ ------------ ------------ ------------
Operating income (loss).......................      (11,773)         320       (1,006)     (13,099)
Other income and expense, net.................        1,329         --             27        1,356
                                                ------------ ------------ ------------ ------------
Income (loss) before income taxes.............      (10,444)         320         (979)     (11,743)
Provision for income taxes....................          140         --           --            140
                                                ------------ ------------ ------------ ------------
Net income (loss).............................     ($10,584)        $320        ($979)    ($11,883)
                                                ============ ============ ============ ============


Basic (loss) per share........................       ($1.51)                                ($1.70)
                                                ============                           ============
Diluted (loss) per share......................       ($1.51)                                ($1.70)
                                                ============                           ============

Shares used in computing basic and diluted
  net loss per share..........................        7,006                                  7,006
                                                ============                           ============

See Pro Forma notes.

Centigram Communications Corporation
Pro Forma Combined Condensed Statements of Operations (Unaudited)
Twelve Months Ended November 1, 1997

                                                 Centigram      Less:        Plus:       Total As
(In thousands)                                  Consolidated     CPE          TTC        Adjusted
----------------------------------------------- ------------ ------------ ------------ ------------
                                                    (a)          (b)          (c)          (d)
Net revenue...................................     $108,836      $39,179       $1,132      $70,789

Cost and expenses:
  Costs of goods sold.........................       45,661       16,814          988       29,835
  Research and development....................       21,260        2,400        2,165       21,025
  Selling, general and
     administrative...........................       45,611        9,431          685       36,865
  Other expenses..............................        3,263         --           --          3,263
                                                ------------ ------------ ------------ ------------
                                                    115,795       28,645        3,838       90,988
                                                ------------ ------------ ------------ ------------
Operating income (loss).......................       (6,959)      10,534       (2,706)     (20,199)
Other income and expense, net.................        6,114         --             66        6,180
                                                ------------ ------------ ------------ ------------
Income (loss) before income taxes.............         (845)      10,534       (2,640)     (14,019)
Provision for income taxes....................          833         --           --            833
                                                ------------ ------------ ------------ ------------
Net income (loss).............................      ($1,678)     $10,534      ($2,640)    ($14,852)
                                                ============ ============ ============ ============

Basic (loss) per share........................       ($0.24)                                ($2.14)
                                                ============                           ============
Diluted (loss) per share......................       ($0.24)                                ($2.14)
                                                ============                           ============

Shares used in computing basic and diluted
  net loss per share..........................        6,943                                  6,943
                                                ============                           ============

  See  Pro Forma notes.

Centigram Communications Corporation
Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)


(a)  Represents historical Centigram Communications Corporation
("Centigram") condensed  consolidated financial statements.

(b) For the combined condensed balance sheet this represents the CPE business unit sold to Mitel and cash consideration received therefrom as if the transaction had occurred on May 2, 1998. Accounts payable and accrued expenses include estimated transaction costs of approximately $500,000. For the combined condensed statements of operations this represents the sold CPE business unit, exclusive of the gain realized on the sale.

(c) For the combined condensed balance sheet this represents the purchase of substantially all of the assets of TTC for a purchase price of $11,558,000 consisting of $11,151,000 in cash and estimated acquisition expenses of $407,000. The allocation of the purchase price based on the fair value of net assets acquired, as determined by independent valuation professionals, is as follows (in thousands) :

   Current assets acquired....................                        $7
   Property and equipment.....................                       588
   Intangibles, primarily developed
      technology and goodwill.................                     2,563
    Acquired in-process research &                                 8,400
       development............................               ------------
                                                                 $11,558
                                                             ============


     The pro forma balance sheet was adjusted to write-off the purchased in-process research and development to retained earnings. Since this amount was a non-recurring charge, this amount has not been included as a pro forma adjustment to the pro forma combined condensed statements.


     For the combined condensed statements of operations this represents the results of operations of TTC for the periods as reported, with pro forma adjustments as follows: to reflect the amortization of purchased intangibles on a straight-line basis over 36 months, to reflect the amortization of goodwill over 84 months, and to reflect the depreciation of fixed assets over 30-34 months.

(d) Represents the historical Centigram combined condensed balance sheet and statements of operations, plus the purchase of substantially all of the assets of TTC, less the sold CPE business unit, net of the cash consideration in each transaction and as adjusted with the pro forma entries as described above.